Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Tintic Gold Mining Company, of our report dated September 7, 2004, relating to the August 31, 2004 financial statements of Tintic Gold Mining Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett Siler & Hardy


Salt Lake City, Utah
October 12, 2004